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                                                                    EXHIBIT 3.91

             [Restated electronically for SEC filing purposes only]

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                      RYAN'S GOLDEN EAGLE MANAGEMENT, INC.

         The undersigned, a natural person of the age of 19 years or more, acting as incorporator of a corporation under the Montana Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

         FIRST: The name of the corporation is RYAN'S GOLDEN EAGLE MANAGEMENT, INC.

         SECOND: The period of duration is perpetual.

         THIRD: The corporation shall be organized for any lawful purpose or purposes permitted under the Montana Business Corporation Act of the State of Montana and any successor business corporation laws, including, but not limited to the acquisition, sale, lease, sub-leasing, management and servicing of real estate and interests in real estate.

         The foregoing statement of purposes shall be construed as a statement of both purposes and powers and shall be liberally construed in aid of the powers of this corporation.

         FOURTH: The aggregate number of shares which the corporation shall have authority to issue shall be 50,000 shares of no par value, there being only one class of stock, being common stock.

         FIFTH: The address of the registered office of the corporation is: 40 West Lawrence, Helena, Montana 59601. The name of its registered agent at such address is CT Corporation System.


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         SIXTH: The number of directors constituting the initial Board of
Directors of the corporation is three (3) and the names and the addresses of the persons who are to serve as directors until the first annual meeting of shareholders, or until their successors are elected and qualified, are:

         NAME                                       ADDRESS
         ----                                       -------
         Timothy O. Ryan                    P.O. Box 8, Highway 191
                                            Big Sky, Montana 59716

         Sally Noll Ryan                    P.O. Box 8, Highway 191
                                            Big Sky, Montana 59716

         Mary Noll Ankeny                   P.O. Box
                                            Big Sky, Montana 59716

         SEVENTH: The shareholders of the corporation shall have no preemptive rights or cumulative voting rights.

         EIGHTH: The name and place of residence of the incorporator is:

                  Gerald Wing
                  3330 Sundance Road
                  Bozeman, Montana 59715

         DATED this 30th day of September, 1980.

                                         /s/ Gerald Wing
                                         --------------------------
                                         Gerald Wing


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